ELEVENTH AMENDMENT TO
EXPENSE LIMITATION AGREEMENT

ABSOLUTE SHARES TRUST

This Amendment is effective as of June 13, 2023, by and between the funds listed on Schedule A (each, a “Fund” and, collectively, the “Funds”), each a series of shares of Absolute Shares Trust, a Delaware statutory trust (the “Trust”) and WBI Investments, LLC., a Delaware corporation (the “Sub-Advisor”).

WHEREAS, the Trust and the Sub-Advisor entered into that certain Expense Limitation Agreement dated as of August 1, 2014 (the “Expense Limitation Agreement”);

WHEREAS, the Trust and the Sub-Advisor desire to amend Schedule A to the Expense Limitation Agreement to reflect the current Fund List, to increase the Operating Expense Limits, and to extend the Limit Expiration Date applicable to each Fund to October 31, 2024.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree the Schedule A to the Expense Limitation Agreement be, and it hereby is, amended and replaced with Schedule A hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ABSOLUTE SHARES TRUST,
ON BEHALF OF THE FUNDS

/s/ Don Schreiber, Jr.
By:    Don Schreiber Jr.
Title:    Chairman, President and Principal Executive Officer
Date:    June 13, 2023

WBI INVESTMENTS, LLC.

/s/ Matthew Schreiber
By:    Matthew Schreiber
Title:    Co-CEO
Date:    June 13, 2023

ABSOLUTE SHARES TRUST
EXPENSE LIMITATION AGREEMENT

SCHEDULE A
Funds and Operating Expense Limits

Fund List	Operating Expense Limit	Limit Effective	Limit Expiration
WBI BullBear Value 3000 ETF	1.70%	November 1, 2023	October 31, 2024
WBI BullBear Yield 3000 ETF	1.70%	November 1, 2023	October 31, 2024
WBI BullBear Quality 3000 ETF	1.70%	November 1, 2023	October 31, 2024
WBI Power Factor® High Dividend ETF	1.00%	November 1, 2023	October 31, 2024

Adopted:     August 1, 2014
Amended:     June 13, 2023